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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-31427, 33-36944, 33-72704, 33-60879,
333-33925 and 333-93097.



ARTHUR ANDERSEN LLP

Los Angeles, California
May 30, 2001